Exhibit 10.9

DEVELOPMENT,
LICENSE AMD CONTRACT MANUFACTURING AGREEMENT

Dated as of July 3, 2000

between

EURAND AMERICA, INC.
84 Center Drive
Vandalia, Ohio 45377

and

E. Claiborne Robins Company, Inc.
d/b/a

ECR Pharmaceuticals
3969 Deep Rock Road
Richmond, VA 23233

for

EXTENDED RELEASE CYCLOBENZAPRINE

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THIS DEVELOPMENT, LICENSE AND CONTRACT MANUFACTURING AGREEMENT, dated as of July 3, 2000, between EURAND AMERICA, INC., a corporation organized under the laws of Nevada, with its principal offices at 845 Center Drive, Vandalia, Ohio 45377 (“EURAND”), and E. Claiborne Robins Company, Inc. d/b/a ECR Pharmaceuticals, a corporation organized under the laws of the Commonwealth of Virginia, with its principal offices at 3969 Deep Rock Road, Richmond, Virginia 23233 (“ECR”);

WITNESSETH THAT:

WHEREAS, EURAND is the owner of original processes and know-how for the development and manufacture of extended release pharmaceutical products;

WHEREAS, EURAND and ECR entered into a Confidentiality Agreement, (the “Confidentiality Agreement”) dated April 15, 1999, pursuant to which the parties exchanged confidential information relating to this proposed cooperative effort;

WHEREAS, ECR desires that EURAND undertake a development program directed towards producing an extended-release cyclobenzaprine formulation having the specifications agreed upon between ECR and EURAND.

WHEREAS, EURAND is willing to undertake such a development program on the terms and conditions set forth hereinafter;

WHEREAS, ECR also desires to receive a license to market and sell products developed utilizing EURAND’s know-how and EURAND is willing to grant such a license on the terms and conditions set forth hereinafter;

NOW, THEREFORE, in consideration of the agreements and covenants hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

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1.                                      DEFINITIONS

1.1.                              “Active Ingredient(s)” means cyclobenzaprine.

1.2.                              “Affiliate” means, with reference to any Person, any other Person directly or indirectly controlling, controlled by/or under common control with such Person, and “control” means the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

1.3.                              “Applicable Laws” means all laws, treaties, ordinances, judgments, decrees, directives, injunctions, orders of any court, arbitrator or governmental agency or authority, rules, regulations, interpretations, authorizations and Applicable Permits of any international, national, regional, local or other governmental body, agency, authority, court or Person having jurisdiction over or related to the development, registration, manufacture and sale of the Finished Goods, as may be in effect from time to time.

1.4.                              “Applicable Permits” means any notification, waiver, exemption, variance, permit license or similar approval, including, without limitation, product registrations by health or other government entities, required to be obtained or maintained under Applicable Laws in connection with the development, registration, manufacture and sale of the Finished Goods.

1.5.                              “Approval Date” means, with respect to a particular country in the Territory, the date on which all Applicable Permits necessary for sale of the Finished Goods in such country have been issued or otherwise become effective.

1.6.                              “FDA” shall mean the Food and Drug Administration in the United States and corresponding governmental regulatory agencies in other countries within the Territory.

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1.7.                              “Finished Goods” means the Product in its final commercial package.

1.8.                              “Force Majeure” means any cause or causes which wholly or partially prevent or delay the performance of obligations arising under this Agreement and which are not reasonably within the control of the non-performing party, including acts of God, government regulations, labor disputes, floods, fires, civil commotion, embargoes, quotas, shortage of labor or materials or any delays in transportation or detention by customs, health or other government authorities.

1.9.                              “Know-How” means proprietary know-how, trade secrets, inventions, formulations, data, technology and information relating to Product, which either party hereto has the lawful right to disclose to the other party. “Know-How” shall include, without limitation, processes and analytical methodology used in development, testing, analysis and manufacture and medical, clinical, toxicological testing as well as other scientific data relating to Product. With respect to EURAND, “Know-How” shall also include, without limitation, proprietary know-how, trade secrets, data, technology and information relating to the manufacture of extended -release compositions.

1.10.                        “Knowledge” means for the purposes of this Agreement, that a party shall be deemed to have “Knowledge” or a particular fact or matter if (i) any officer or director of such party has actual knowledge of such fact or matter; or (ii) a prudent person could be expected to discover or otherwise become aware of such fact or matter in the course of conducting a reasonable investigation concerning the existence of such fact or matter.

1.11.                        “Product” means a commercially suitable capsule or tablet containing Active ingredients and certain excipients in a controlled release formulation, said

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composition being, or being produced using, EURAND Know-How and meeting the Specifications (as hereinafter defined).

1.12.                        “Net Royalties” means royalties, net of any withholding taxes, due on Net Sales.

1.13.                        “Net Sales” means the aggregate invoiced sales of the Finished Goods by ECR less returns, samples, allowances, discounts and applicable taxes, samples; allowances, and discounts subject to the limitation that returns shall not exceed [***] and discounts and allowances shall not exceed [***].

1.14.                        “Person” means any individual, partnership, association, joint venture or corporation.

1.15.                        “Specifications” means the specifications for Product agreed upon in writing by the parties and set forth in Exhibit B.

1.16.                        “Territory” means the United States of America, including its territories and possessions, Canada and Mexico.

1.17.                        “Act” shall mean the United States Food, Drug and Cosmetic Act, as amended from time to time and corresponding legislation in other countries of the Territory.

1.18.                        “cGMP” shall mean current Good Manufacturing Practices as defined in regulations promulgated by the FDA under the Act and corresponding regulations in the other countries included in the Territory.

2.                                      DEVELOPMENT PROGRAM

2.1.                              The Development Program.

(a)                                  ECR hereby engages EURAND, and EURAND hereby agrees, to perform the work described in Exhibit A (the “Development Program”). In connection therewith, EURAND shall make available such of its

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scientific, engineering, manufacturing and other personnel, which, in its discretion, are necessary to perform its obligations in accordance with the terms hereof.

(b)                                 EURAND shall receive prior written authorization to commence each phase of the Development Program. ECR may cancel the Development Program at the conclusion of each phase prior to commencement of the subsequent phase without liability to EURAND or ECR. In the event that ECR fails to authorize the next succeeding phase within 90 days after EURAND concludes a phase, this shall constitute cancellation by ECR.

2.2.                              Regulatory Filings. ECR shall diligently prepare any applications or notifications which are necessary to obtain any Applicable Permits or which are otherwise necessary to market the Finished Goods in the Territory in accord with section 4.1 below. All such permits shall be owned by ECR. EURAND shall assist ECR as necessary in the preparation of the current Chemistry and Manufacturing Controls section of any applications required to obtain any such permits. ECR shall provide EURAND with sufficient opportunity to review and comment upon all regulatory filings prior to their submission and shall include such changes as they relate to the Development Program as are reasonably requested by EURAND.

2.3.                              Payments for Development

(a)                                  In consideration of EURAND’s performance in accordance with the terms and conditions of this Agreement, ECR shall make the payments (non-refundable to ECR) to EURAND as shown in Exhibit D hereto.

(b)                                 In addition to the payments referenced in paragraph (a) above, ECR shall be responsible for the following additional materials, development costs

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and/or expenses to the extent they are not covered in the Development Plan:

(i)                                     The cost of any development or registration work performed by EURAND at the request of ECR, above and beyond the defined work of the Development Program;

(ii)                                  The cost of any bio-studies performed in conjunction with the Development Program;

(iii)                               The reasonable, ordinary and necessary expenses associated with travel of EURAND personnel in connection with the Development Project; provided, however, that such travel has been authorized by ECR in advance and in writing; and

(iv)                              Active Ingredient costs.

3.                                      GRANT OF LICENSE

3.1.                              Grant of License. Subject to the terms set forth herein and in consideration for the payments set forth in Section 8.1 hereof, EURAND hereby grants to ECR an exclusive royalty-bearing license within the Territory to utilize the Product to make the Finished Goods and to use, offer for sale and sell the Finished Goods.

3.2.                              Exclusivity. The license granted under Section 3.1 may be converted to a non-exclusive license on a country by country basis by operation of Section 4.1(e).

3.3.                              Use of EURAND’s Trademark by ECR. ECR shall own and market the Finished Goods under its own Trademark. In addition, ECR shall refer to EURAND’s technology and trademark on the package, internal leaflet and promotional material of the Finished Goods using a trademark to be designated by EURAND. For this purpose, EURAND hereby grants ECR a non-exclusive license to print

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the following wording: “Produced with EURAND [Trademark to be designated]® technology”. Alternatively, ECR shall print the trademark to be designated on the label and labeling for the Finished Goods, at a location to be designated by ECR. Prior to printing the packaging, ECR shall send EURAND a sample of packaging for prior approval of the above, which approval shall not be unreasonably withheld or delayed. ECR covenants that such use of EURAND’s trademark shall be strictly in accordance with the terms of this Agreement and that all rights to and ownership of the trademark remain with EURAND.

4.                                      REGISTRATION AND LAUNCH OBLIGATIONS; NONCOMPETITION

4.1.                              Registration Obligations of ECR

(a)                                  ECR shall exercise commercially reasonable efforts to file and/or apply for any Applicable Permits and otherwise prepare to market the Finished Goods in the Territory as quickly as possible. ECR hereby agrees that exercise of “commercially reasonable efforts” shall mean ECR’s best efforts but not less effort than ECR devotes to its other major pharmaceutical products in the Territory and shall include, without limitation, the submission by ECR of any additional documentation on the Product or Finished Goods required under any applicable laws.

(b)                                 ECR and EURAND shall exchange with each other copies of any and all studies performed on the Product or the Finished Goods during the term of this Agreement. Each party may use any of such studies for any reasonable purpose consistent with the terms of this Agreement.

(c)                                  During the term of this agreement, ECR shall provide EURAND with a report on the status of progress of any Applicable Permits required in the

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Territory every (3) months until the Approval Date in each country. ECR shall notify EURAND of the submission date of each filing or application for Applicable Permits and the Approval Date thereof not later than two (2) weeks after said date.

(d)                                 Upon completion of the Development Program ECR shall diligently prepare and submit a New Drug Application under the Act and begin distributing and selling the Finished Goods in the United States within six months of receiving FDA approval.

(e)                                  ECR shall file and/or apply to obtain any Applicable Permits in [***] and [***] within [***] months of completing the Development Program and ECR shall launch the Finished Goods in [***] and [***] promptly after gaining approval. In the event ECR fails to fulfill this obligation, on a country-by-country basis ECR’s rights to use the Product to market and sell the Finished Goods in [***] and/or [***], as the case may be, shall become non-exclusive, and EURAND shall have the right to market the Product in such country.

(f)                                    ECR shall continue to sell the Finished Goods throughout the Territory using its best efforts and in no event less effort than ECR devotes to its other pharmaceutical products in each country in the Territory.

4.2.                              Competing Dosage Forms. During the term of this Agreement (with the exception of Eurand’s right to compete in any country in which the license has converted to a non-exclusive license under Section 3.2), neither party shall [***] the Product or the Finished Goods in the Territory without the written consent of the other party. In the event this Agreement is terminated

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[***], the party [***] shall not develop, produce, market or sell the Product to any third party in the Territory without the prior written consent of the other party for an additional period of [***] following termination. For the avoidance of doubt, in the event that Eurand elects not to manufacture the Product for ECR under section Section 6.7, if ECR is using the Product ECR shall be obligated to continue to pay royalties to EURAND pursuant to Section 8.1(b), this Agreement shall not terminate, and the non-competition provisions of this Section 4.2 shall remain in effect. After the date on which EURAND is no longer obligated to manufacture the Product for ECR under Section 6.7, if ECR [***] to manufacture Finished Goods, EURAND may, at its option, manufacture the Product for any third party.

5.                                      OWNERSHIP AND USE OF KNOW-HOW AND PRODUCT

5.1.                              Ownership. Except as specifically provided in Section 5.2 below, Know-How developed by either party or jointly by the parties during the course of the performance of this Agreement, including patents therefor, shall be (i) the property of EURAND if [***] the Product and/or its [***], or to the production of [***] thereto), or (ii) the property of ECR if related to the [***] the Product or the Finished Goods. Except as otherwise provided in this Agreement, each party shall be free to use such Know-How owned by it without the consent of the other and without an obligation to notify the other party of such intended use or to pay royalties or other compensation to the other by reason of such use. Know-How owned prior to the date hereof by either party shall continue to be owned exclusively by such

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party. The effect of this paragraph 5.1 shall survive the termination of this agreement.

5.2.                              Additional Use. (a) In addition to EURAND’s rights described in Section 5.1, and notwithstanding any other provision of this Agreement, EURAND and its Affiliates shall have the right to use all Know-How developed during the course of the performance of this Agreement which is related to the manufacture, processing or production of the Product, provided such use, disclosure or license does not conflict with the rights granted to ECR under this Agreement.

(a)                                  Any license which Eurand concludes with any third party regarding the Product shall include express provisions prohibiting such third party from selling Product or Finished Goods directly or indirectly within the Territory and prohibiting such third party from selling to others who sell Product or Finished Goods directly or indirectly within the Territory and shall also include express provisions entitling Eurand to enjoin such actions and to terminate such Agreement in the event of unauthorized sales of the Product or the Finished Goods within the Territory. Eurand shall promptly enforce such provisions against such third party in the event of unauthorized sales of the Product or the Finished Goods within the Territory.

(b)                                 If EURAND licenses a third party to manufacture and use the Product outside the Territory, EURAND shall pay ECR [****] collected by EURAND.

5.3.                              Patents. Each party shall be responsible, at its own expense, for filing and prosecuting patent applications, as it deems appropriate, and for paying

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maintenance fees on any patents issuing therefrom, for the term of this Agreement, with respect to inventions owned by it. Each party shall promptly render all necessary assistance reasonably requested by the other party in applying for and prosecuting patent applications based on inventions owned by such other party under this Agreement. Patents covering jointly owned Know-How shall be owned jointly, and the parties shall share equally in the expenses of filing for and maintaining such patents.

6.                                      SALE OF THE PRODUCT

6.1.                              Standard of Manufacture. EURAND shall supply ECR with Product meeting the Specifications. EURAND with the prior written consent of ECR, which consent shall not be unreasonably withheld, may subcontract the manufacture of the Product to others. All Product supplied to ECR hereunder shall he produced in accordance with cGMP and shall not be adulterated or misbranded within the meaning of the Act. Each shipment of Product to ECR shall he sampled and analyzed by EURAND to determine if the shipment meets the Specifications. EURAND shall deliver to ECR with each shipment of the Product a Certificate of Analysis stating that the Product meets the Specifications.

6.2.                              Right of Review. ECR may, but shall not be required to, conduct its own analyses on each shipment of Product received pursuant to this Agreement. ECR shall notify EURAND within sixty (60) days after each delivery of Product if the same does not meet the Specifications or is adulterated or misbranded within the meaning of the Act. Any dispute arising between EURAND and ECR concerning the conformity of any shipment of Product which cannot be settled between the two parties, shall be submitted to an independent expert. Said independent expert

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shall be selected by EURAND and ECR. In the event the parties cannot agree on an expert, they will each select an expert and those experts will select a third expert to review the shipment in question. The decision of the expert or experts so selected shall be binding on EURAND and ECR. The charges, including the fees and expenses of the expert or experts, relating to any dispute described in this paragraph shall be paid by EURAND if the expert or experts declare the delivery not to be in conformity with the Specifications or by ECR if the expert or experts declare the delivery to be in conformity.

6.3.                              Representations and Warranties.

(a)                                  Each party represents and warrants to the other that it is authorized to enter into and to perform its obligations under this Agreement.

(b)                                 Each party represents and warrants to the other that its obligations created under this Agreement do not conflict in any manner with any of its pre-existing obligations.

(c)                                  Each party represents and warrants to the other that it is the owner of any Know-How to be used or relied upon by such party in performing its obligations under this Agreement.

(d)                                 ECR represents and warrants that to ECR’s Knowledge, the sale and use of the Finished Goods will not infringe any extant patent or intellectual property rights of any third party in the Territory; and

(e)                                  EURAND represents and warrants that:

(i)                                     the Product delivered pursuant to this Agreement shall meet the Specifications and shall not be adulterated or misbranded within the meaning of the Act;

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(ii)                                  the Product will be manufactured in accordance cGMP and;

(iii)                               it will comply with all applicable laws in the United States (or any other country in which Product is manufactured) in the production of the Product; and

(iv)                              to EURAND’s Knowledge the use, manufacture, distribution, or sale of the Product in any country in the Territory will not infringe any extant patents, trade secrets, trademarks, or other extant industrial or intellectual property rights of any third party.

(v)                                 Except as otherwise provided herein. EURAND expressly disclaims all other warranties whether express or implied with respect to the Product, whether as to merchantability, fitness for a particular purpose, or any other matter.

6.4.                              Purchase and Sale. Subject to the provisions of Section 3.2, EURAND shall sell and deliver to ECR, and ECR shall purchase and accept, ECR’s total requirements of Product for the Territory as ordered pursuant to Section 6.5 below.

6.5.                              Delivery Schedule. Commencing on the date on which ECR first commercially distributes or sells the Finished Goods in any country within the Territory, ECR shall establish a four (4) calendar quarter forecast covering its estimated requirements, based on manufacturing batch sizes and multiples thereof, and the desired delivery dates of the Product. No later than September 30 and March 31 of each calendar year during the term of this Agreement, ECR shall provide EURAND with a good faith estimate of the amount and timing of the Product to be delivered to ECR during the four (4) quarters commencing the following January 1 and July 1, respectively. ECR shall place its firm orders at least sixteen

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(16) weeks prior to the desired date of shipment. EURAND shall not be obligated to fill orders exceeding the immediately preceding forecast by more than [*****], but shall make commercially reasonable efforts to do so.

6.6.                              Title and Risk of Loss. Title and risk of loss with respect to the Product shall pass from EURAND to ECR upon delivery to ECR’s carrier at EURAND’s manufacturing plant, currently in Vandalia, Ohio.

6.7.                              Eurand’s Option Not to Supply ECR. If for the year beginning on the third anniversary of the date ECR begins selling the Finished Goods in the United States, or for any year thereafter, ECR’s Annual Net Sales of Finished Dosage Form are less than [*****], EURAND, at its sole discretion may, on written notice, elect to terminate its obligation to supply Product to ECR under this Article 6. In the event EURAND elects to terminate its obligation to supply Product, EURAND shall transfer to ECR all Know-How used by EURAND to manufacture the Product, and grant ECR the right under the Know-How to manufacture the Product or to have the Product manufactured for it. After notifying ECR of its election not to supply ECR, EURAND agrees that for a period of two years following such notice, EURAND will manufacture and supply the Product to ECR on the same terms and conditions of this Agreement in order to assure ECR of a continuous supply of Product during the transition to an alternative manufacturing source.

7.                                      PRICES

7.1.                              Prices and Price Changes.

(a)                                  EURAND shall sell, and ECR shall buy, the Product for a price equal to EURAND’s manufacturing costs, [*****], at EURAND’s plant in

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Vandalia, Ohio. EURAND’s manufacturing costs shall be determined in accordance with Exhibit C attached hereto. EURAND shall sell samples to ECR at a price equal to EURAND’s manufacturing cost [****]; provided, however, that during the first year following the commercial launch of the Finished Goods, ECR’s total purchases of samples shall not exceed [****] of total tablets or capsules purchased in the first year, and in the second and third years shall not exceed [****] of total tablets or capsules purchased, and thereafter shall not exceed [****] of total tablets or capsules purchased; and further provided that in each case the samples are in fact disposed of as samples and are not sold by ECR.

(b)                                 EURAND shall be entitled to adjust the price set forth in Section 7.1(a) above to reflect changes in its manufacturing costs; provided, however, such adjustments may be made no more than once per calendar year. EURAND shall notify ECR of the revised price of the Product during the last quarter of each calendar year during the term of the Agreement. The revised price shall be applied to any delivery of Product made during the following calendar year. In addition, the price applicable during any calendar year may be adjusted by EURAND as soon as is practicable after thirty (30) days written notice to ECR, to cover one hundred percent (100%) of any additional cost or expense of manufacturing Product, to the extent that a change in manufacturing technique is requested by ECR or required by a change in Applicable Laws (including a change in cGMP), or caused by an increase in cost of raw materials.

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7.2.                              Payment Terms. EURAND shall send to ECR an invoice showing the amount due under Section 7.1 with each shipment. ECR shall pay EURAND the amount due by wire transfer to a bank designated by EURAND within thirty (30) days of the date of invoice.

7.3.                              Audit Rights. Upon ten days written notice, ECR shall have the right to designate an independent certified public accountant reasonably acceptable to EURAND to inspect EURAND’s books of account, records, documents and instruments pertaining to EURAND’s manufacturing costs of the Product and to make copies thereof, at any time during EURAND’s regular business hours during the term of this Agreement and for a period of one (1) year immediately after termination of this Agreement, to ascertain the accuracy of such records. The expense of such audit shall be ECR’s unless the audit shall demonstrate a discrepancy greater than [*****] between costs reported and reimbursed and those which were actually incurred, in which event the expenses of such audit shall be borne by EURAND.

8.                                      ROYALTIES

8.1.                              Royalties.

(a)                                  As set forth in the royalty percentage schedule below, ECR shall pay to EURAND an annual escalating royalty payment beginning at [*****] of total Net Sales and increasing on incremental sales up to [*****] of total Net Sales. Net Sales shall be calculated for the annual periods (hereafter “Annual Net Sales”) starting on the first date on which ECR commercially sells or distributes Finished Goods in any portion of the Territory and for each subsequent annual period starting on the

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anniversary of such effective date. The royalty percentage schedule shall be as follows:

[*****]

[*****]

[*****]

(b)                                 In the event that EURAND elects to terminate its obligation to supply Product to ECR in accordance with Section 6.7 and ECR manufactures Product or ECR has Product manufactured for ECR, ECR shall continue to pay the royalties set forth in Section 8.1(a) for so long as ECR sells the Finished Goods.

(c)                                  ECR shall make quarterly reports of all sales and transfer of any Finished Goods sold or transferred, including, without limitation, any sales or transfers of its affiliates or other related parties (“ Quarterly Reports”). All Quarterly Reports shall be on a quarter calendar schedule starting with the end of the next calendar quarter immediately following the date ECR first commercially sells or distributes the Finished Goods. In the event there are no sales or transfers to report in any particular quarter, the Quarterly Report shall so state. Each Quarterly Report shall be in a form agreed upon by EURAND and ECR and shall be certified as accurate by an officer of ECR reciting the stock number, item, units sold, description, quantity shipped, gross invoice, amount billed customers less discounts, allowances, returns, and incentives. Sales in Canada or Mexico shall be

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stated in equivalent U.S. dollars on the date of the Quarterly Report using the exchange rate defined in Section 8.4.

(d)                                 No royalty shall be paid for Finished Goods provided as samples or for clinical studies.

(e)                                  All payments hereunder shall be made within thirty (30) days after the end of each calendar quarter.

8.2.                              Audit Rights. Upon ten days written notice, EURAND shall have the right to designate an independent certified public accountant reasonably acceptable to ECR to inspect ECR’s books of account, records, documents and instruments pertaining to sales of Finished Goods, and distribution of samples and clinical studies of the product and Finished Goods, and to make copies thereof, at any time during ECR’s regular business hours during the term of this Agreement and for a period of one (1) year immediately after termination of this Agreement, to ascertain the accuracy of such records. The expense of such audit shall be EURAND’s unless the audit shall demonstrate a discrepancy greater than [*****] between royalties reported and paid and those which were actually incurred, in which event the expenses of such audit shall be borne by ECR.

8.3.                              Taxes. All taxes, assessments, fees and other charges, if any, levied under the laws or regulations with respect to payments due to EURAND hereunder shall be for the account of EURAND, and if required to be withheld from payments to EURAND, shall be deducted by ECR from such payments to EURAND. Receipts, if available, for all such withholdings shall be provided to EURAND. ECR shall be responsible for establishing its right to claim any exemption to such charges or to its withholding, shall keep EURAND advised in writing or the basis

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and status of all such exemption claims, and shall be liable for any penalty, interest or other assessment against EURAND for failing to pay or withhold such charges in reliance on any such exemption claim.

8.4.                              Currency. All payments to be paid to EURAND hereunder shall be computed and made in United States Dollars. For the purpose of computing payments for Product sold in a currency other than United States Dollars, such currency shall be converted into United States Dollars using the rate of exchange prevailing at the Chase Manhattan Bank, New York, NY (or such other bank as the parties may agree upon from time to time) for the last day of the applicable period. In each country where the local currency is blocked from removal from the country, at the election of EURAND, payments accrued in that country shall be paid to EURAND by ECR in local currency by deposit in a local bank designated by EURAND.

9.                                     TERM.               This Agreement shall be effective from the date first above written and shall continue for a period of 12 years following the date ECR begins selling the Finished Goods in the U.S., whereafter it shall be automatically renewed for additional two year terms unless either party gives six months written notice of its intent not to renew.

10.                               EVENTS OF DEFAULT, REMEDIES AND EFFECTS OF DEFAULT

10.1.                        Events of Default. An event of default under this Agreement shall be deemed to exist upon the occurrence of any one or more of the following events:

(a)                                  failure by either party hereto to perform fully, or comply fully with, any material provision of this Agreement and such failure continues (i) for a period of sixty (60) days after receipt of notice of such nonperformance or

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noncompliance, or (ii) if the non-performing or non-complying party shall commence within such sixty (60) days and shall thereafter proceed with all due diligence to cure such failure, such failure is not cured within such longer period (not to exceed sixty (60) days) as shall be reasonably necessary for such party to cure the same with all due diligence; or

(b)                                 failure of ECR to pay any amount due to EURAND, which failure continues for a period of sixty (60) days after written notice of such non-payment; unless, however, such non-payment is due to a good faith dispute concerning the amount owed.

10.2.                        Remedies. Upon the occurrence and during the continuation of any event of default hereunder, the party not in default may terminate this Agreement in whole or only with regard to the provision which has given rise to the event of default, and pursue any other remedies provided under this Agreement or available at law.

11.                               INDEMNIFICATION

11.1.                        Indemnification of ECR. EURAND shall indemnify and hold harmless ECR and its officers, directors and employees against and from any losses, damages, injuries, liabilities, claims, demands, settlement, judgments, awards, fines, penalties, taxes, fees, charges or expenses (including attorneys’ fees) that are directly or indirectly suffered or incurred at any time by ECR or such persons, and that become payable or arise directly or indirectly out of or by virtue of, or relate directly or indirectly to:

(a)                                  Any breach by EURAND or default by EURAND in the performance of, or any failure on the part of EURAND to observe, perform or abide by,

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any restriction, covenant, obligation, representation, warranty or other provision contained in this Agreement;

(b)                                 The inaccuracy of any representation or warranty contained in Section 6.3 of this Agreement; or

(c)                                  Any injury or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of the negligence or intentional act or omission of EURAND or its employees or agents.

11.2.                        Indemnification of EURAND. ECR shall indemnify and hold harmless EURAND and its officers, directors or employees against and from any losses, damages, injuries, liabilities, claims, demands, settlement, judgments, awards, fines, penalties, taxes, fees, charges, or expenses (including attorneys’ fees) that are directly or indirectly suffered or incurred at any time by EURAND or such persons, and that become payable or arise directly or indirectly out of or by virtue of, or relate directly or indirectly to:

(a)                                  Any breach by ECR or default by ECR in the performance of, or any failure on the part of ECR to observe, perform or abide by, any restriction, covenant, obligation, representation, warranty or other provision contained in this Agreement;

(b)                                 The inaccuracy of any representation or warranty contained in Article 6.3 of this Agreement; or

(c)                                  Any injury’ or alleged injury to any person (including death) or to the property of any person not a party hereto arising out of the negligence or intentional act or omission of ECR or its employees or agents.

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11.3.                        Notice and Legal Defense. Promptly after receipt by a party hereunder of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in Section 11.1 and 1 1.2 hereof may apply, the party seeking indemnification shall notify the indemnifying party of such fact. The indemnifying party shall assume the defense thereof; provided, however, that if the defendants in any such action include both the party seeking indemnification and the indemnifying party and the party seeking indemnification shall reasonably conclude that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the indemnifying party, the party seeking indemnification shall have the right to select separate counsel to participate in the defense of such action on behalf of such party seeking indemnification, at the indemnifying party’s expense.

12.                               CLAIMS AND LEGAL PROCEEDINGS

12.1.                        Claims Involving ECR Know-How. In the event of a claim against ECR or EURAND, alleging that the use of ECR’s Know-How has infringed upon a third party’s intellectual property rights, ECR shall promptly inform EURAND, and ECR shall, at its own option, take any one or more of the following actions, simultaneously or sequentially;

(a)                                  diligently defend the claim at its own cost and expense and fully indemnify EURAND from and against any loss, costs or damages in connection therewith;

(b)                                 with cooperation of EURAND, attempt to redesign the allegedly infringing product or process so as to make it non-infringing;

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(c)                                  obtain at its cost, for itself, and the benefit of EURAND, a license to utilize the technology upon which the claim of infringement was based.

In the event ECR is unable to effectuate either 12.1(a), (b) or (c) above within one hundred twenty (120) days of service of notice of such claim upon the other party, then EURAND may terminate this Agreement and shall have the right to pursue any remedy at law or in equity resulting therefrom including any claim for indemnification pursuant to Section 11.2 hereof.

12.2.                        Claims Involving EURAND Know-How. In the event of a claim against EURAND or ECR, alleging that the use of EURAND’s Know-How has infringed upon a third party’s intellectual property rights, EURAND shall promptly inform ECR, and EURAND shall, at its own option, take any one or more of the following actions, simultaneously or sequentially:

(a)                                  diligently defend the claim at its own cost and expense and fully indemnify ECR from and against any loss, costs or damages in connection therewith;

(b)                                 with cooperation of ECR, attempt to redesign the allegedly infringing product or process so as to make it non-infringing;

(c)                                  obtain at its cost, for itself and the benefit of ECR, a license to utilize the technology upon which the claim of infringement was based.

In the event EURAND is unable to effectuate either 12.2 (a), (b) or (c) above within one hundred twenty (120) days of service of notice of such claim upon the other party, then ECR may terminate this Agreement and shall have the right to pursue any remedy at law or in equity resulting

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therefrom including any claim for indemnification pursuant to Section 11.1 hereof.

12.3.                        Infringement by Third Parties. If either party becomes aware of any actual or possible infringement of any aspect of either party’s Know-How, including any patent or part thereof, arising from the manufacture, use, or sale of Product or the Finished Goods by any person or entity (hereafter “Infringement Claim”), then such party shall immediately provide the other party with written notice of such Infringement Claim and shall immediately furnish to the other party any available evidence of such actual or possible infringement. Regardless of which party first becomes aware of the Infringement Claim, the party who is the owner of such Know-How shall have the exclusive right, in its discretion, to assert such Infringement Claim against such third party, and to commence and control any related proceedings, and neither party shall assert any Infringement Claim or commence any proceeding without the prior written consent of the party who owns the Know-How in question. In the event that the owner of such Know-How elects not to assert such Infringement Claim, the other party may assert the Infringement Claim at its own expense. If either party elects to assert an Infringement Claim, the other party shall make available such information and assistance as the prosecuting party may request for the purposes of enabling such party to pursue the infringement Claim at the expense of the prosecuting party.

13.                               Governmental Recall or Resection By Customer

13.1.                        Governmental Recall.

(a)                                  If any governmental authority having jurisdiction requires or reasonably requests ECR to recall any Product of Finished Goods that have been

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distributed due to a defect in the design of the package or manufacture, processing, packaging or labeling of the Product or for any other reason whatsoever, ECR shall immediately notify EURAND.

(b)                                 Prior to commencing any recall, ECR shall review with EURAND the proposed manner in which the recall is to be carried out. EURAND hereby agrees to follow any reasonable direction of ECR as to the manner of completing the recall, provided the responsible governmental authority does not disagree with any such action. EURAND shall assist ECR in the recall in the manner agreed upon in as expeditious a manner as possible and in such a way as to cause the least disruption to business, and to preserve the goodwill and reputation of their respective customers.

(c)                                  With respect to any recall caused by the negligence, mistake, fault, error or omission of EURAND, EURAND shall

(i)                                     reimburse ECR for any and all losses, costs and expenses reasonably incurred by ECR in connection with the recall; and

(ii)                                  indemnify and save ECR harmless from and against any and all damages to or claims by third parties associated with or resulting from any such recall.

(d)                                 With respect to any recall caused by the negligence, mistake, fault, error or omission of ECR, ECR shall:

(i)                                     reimburse EURAND for any and all losses, costs and expenses reasonably incurred by EURAND in connection with the recall; and

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(ii)                                  indemnify and save EURAND harmless from and against any and all damages to or claims by third parties associated with or resulting from any such recall.

13.2.                        Customer Rejection. If any customer of ECR shall reject any Product or Finished Goods due to the negligence, mistake, fault, error or omission of either ECR or EURAND, then the party responsible for the rejection shall take all steps necessary to correct the problem, at its sole cost and expense, and shall indemnify and save the other party harmless from and against any and all reasonable losses, costs and expenses incurred by such party in connection therewith.

14.                               MISCELLANEOUS

14.1.                        Assignment. Neither this Agreement nor any interest herein may be assigned, in whole or in part, by either party hereto without the prior written consent of the other party hereto, provided, that either party shall have the right to assign all or part of its rights, interest and obligations to an Affiliate of such party, a successor to a controlling or majority shareholder of such party, or to a successor to substantially all the business to which this Agreement relates. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

14.2.                        Confidentiality.

(a)                                  Any and all information provided by one party to the other pursuant to this Agreement or the Confidentiality Agreement shall be deemed to be confidential information (“Confidential Information”). The obligations of confidentiality present in this Agreement supersede those contained in the Confidentiality Agreement. Each party will hold Confidential Information

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of the other party in complete confidence and will not, without the prior written consent of the other, use or disclose it in whole or in part to any person other than for the purposes set forth in this Agreement for a period ending five (5) years following expiration of this Agreement. Each party will be entitled to disclose any such Confidential Information to such of its professional advisers, directors, officers and senior employees who are directly concerned with this Agreement and its implementation and whose knowledge of such information is necessary for these purposes. Each party will use its reasonable efforts to ensure that each individual to whom such a disclosure is made adheres to the terms of this undertaking as if he or she were a party hereto, including without limitation, having such individuals execute similar agreements.

(b)                                 As used herein, the term Confidential Information shall not include information:

(i)                                     which at the time of disclosure to the other party is in the public domain;

(ii)                                  which, after disclosure, becomes generally available to third parties from a source other than the discloser; provided that such source is not bound by a confidentiality or other similar agreement with the discloser or by any other legal, contractual or fiduciary obligation which prohibits the disclosure of such Confidential Information;

(iii)                               which was lawfully in possession of the recipient prior to disclosure, as evidenced by written records and which was not acquired directly or indirectly from the discloser; or

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(iv)                              which the recipient is required to disclose to the extent required under the laws or regulations of any governmental agency lawfully requesting the same, or to any court of competent jurisdiction acting pursuant to its powers; provided, that in such event the recipient shall provide the discloser with advance notice of any such required disclosure.

14.3.                        Exchange of Information. ECR will periodically inform EURAND about any useful marketing information concerning the sales of the Finished Goods in the Territory. Each party will timely report to the other any information concerning any side effect, injury, toxicity or sensitivity reaction associated with clinical uses, studies, investigations or tests of the Finished Goods. In reporting such incidents, the reporting party will use reasonable efforts to indicate whether, in its judgment, any of them are unexpected or unusual in type, incidence or severity.

14.4.                        Force Majeure. Each of the parties shall be excused from the performance or delay in performance of its obligations under this Agreement in the event such performance is prevented by Force Majeure and such performance shall be excused as long as the condition constituting such Force Majeure continues plus an additional thirty (30) days after termination of such condition; provided, that the non-performing party shall provide prompt notice to the other party of the particulars of the occurrence constituting Force Majeure and of its cessation and shall make diligent efforts to mitigate the adverse consequences of such non-performance of delays in performance.

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14.5.                        Amendments. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by both parties.

14.6.                        No Implied Waiver. Failure by either party hereto on one or more occasions to avail itself of a right conferred by this Agreement shall in no event be construed as a waiver of such party’s right to enforce said right in the future.

14.7.                        Choice of Law. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with Virginia law without giving effect to its conflict of laws principles.

14.8.                        Notices. Any notice and other communication required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered personally, telecopied or received by registered mail, return receipt requested, to the parties at the following addresses:

If to EURAND, to:

EURAND AMERICA, INC.
845 Center Drive
Vandalia, Ohio 45377
Attn:
Fax: 937/898-9529

If to ECR to:

ECR
3969 Deep Rock Road
Richmond, Virginia 23233
Attn: Davis S. Caskey
Fax: 804/527-1959

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14.9.                        Execution of Additional Documents. Each party hereto agrees to execute such further papers or agreements as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

14.10.                  Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

14.11.                  Captions. The article and section captions in this Agreement have been inserted as a matter of convenience and are not part of this Agreement.

14.12.                  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

EURAND AMERICA, INC.	E. CLAIBORNE ROBINS COMPANY, INC. D/B/A ECR PHARMACEUTICALS

/s/ John Fraher	/s/ E.C. Robins Jr.
Name: John Fraher	Name:	E.C. Robins Jr.
Title: President	Title:	President
6 July 2000	7/3/2000

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EXHIBIT A: DEVELOPMENT PROGRAM

[*****]

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APPENDIX

[*****]

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EXHIBIT B: PRODUCT SPECIFICATIONS

The Product shall be an extended release formulation of the active ingredient cyclobenzaprine HCI, or other cyclobenzaprine salt, suitable for once daily dosing. The Product’s release profile should be consistent with the therapeutic coverage provided by immediate release cyclobenzaprine HC1, dosed 10 mg., three times daily.

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EXHIBIT C: MANUTFACTURING COSTS

“Manufacturing cost” means for the Product the fully allocated manufacturing cost determined in accordance with U.S. generally accepted accounting principles (GAAP) which includes and is limited to:

1.                                       direct labor (salaries, wages and employee benefits);

2.                                       direct materials (documented);

3.                                       actual and direct operating costs of building and equipment used only in connection with the manufacture of the Product;

4.                                       allocated depreciation and repairs and maintenance;

5.                                       in-process and product testing;

6.                                       an allocation of overhead costs incurred in connection with the manufacturing of Product including: raw material supply and manufacturing administration and management; supply and material management, storage and handling; and manufacturing and employee training;

7.                                       royalties paid to third parties, and

8.                                       no charges for idle capacity or underutilized facilities or personnel shall be included in the manufacturing cost.

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EXHIBIT D: PAYMENTS FOR THE DEVELOPMENT

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ADDENDUM REGARDING [*****] PRODUCT

This is an Addendum to the DEVELOPMENT, LICENSE and CONTRACT MANUFACTURING AGREEMENT, dated as of July 3, 2000, between Eurand America, Inc. (“Eurand”) and E. Claiborne Robins Company, Inc. (“ECR”).

At ECR’s request, Eurand has developed a [*****] cyclobenzaprine product, that is analogous to the 30 mg product developed under the aforesaid Agreement. ECR is evaluating the [*****] product for registration and commercialization. This Addendum confirms the agreement of the Parties that their rights, obligations, and remedies with respect to any manufacture, use sale and commercialization of the [*****] product will be governed by the conditions provided in their existing Agreement. Further, in addition to the existing Agreement, it is agreed between both parties that ECR shall pay Eurand a sum of [*****] for development work related to the [*****] product.

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their duly authorized representatives as of the day and year indicated below.

EURAND AMERICA, INC.		E. CLAIBORNE ROBINS COMPANY, INC.

(d.b.a. ECR PHARMACEUTICALS)

/s/ John Fraher		/s/ Davis S. Caskey
John Fraher, President		Davis S. Caskey,
Vice President, Pharmaceutical Operations

Date:	6 August 2003	Date:	30 July, 2003

DSC/jj

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